January 24, 2018

Media Contact: Yolanda Kokayi
Director of Communications
770-206-4131
ykokayi@muellerwp.com

Mueller Water Products Announces 25% Increase in Quarterly Dividend

ATLANTA (January 24, 2018) - Mueller Water Products, Inc. (NYSE: MWA) announced that its Board of Directors has increased the Company’s quarterly dividend by 25% to five cents ($0.05) per share, payable on or about February 20, 2018 to stockholders of record as of the close of business on February 9, 2018.

About Mueller Water Products

Mueller Water Products, Inc. (NYSE:MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. For more information about Mueller Water Products, visit www.muellerwaterproducts.com.

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